UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2002

CNET NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

On, July 23, 2002, CNET Networks, Inc. reported that net revenues for the second quarter ended June 30, 2002 totaled $57.2 million, compared to net revenues of $71.1 million for the same period of 2001. The company reported an operating loss before depreciation and amortization of $16.2 million, versus $19.1 million in the second quarter of 2001. The second quarter 2002 operating loss included $7.7 million of business realignment costs comprised of $5.2 million in severance payments, a $2.2 million real estate abandonment charge and contract termination costs of $0.3 million. Integration expenses included in the second quarter of 2001 were $3.3 million. Excluding business realignment and integration expenses, the operating loss for the second quarter 2002 and 2001 was $8.4 million and $15.8 million, respectively.

CNET Networks' net loss for the second quarter of 2002 was $25.8 million, or $0.19 per share, versus a net loss of $218.1 million, or $1.60 per share, for the same period last year. Net loss for the second quarter of 2001 included non-cash charges of $206.8 million related to amortization of goodwill and intangible assets. Beginning January 1, 2002, goodwill is no longer amortized.

On June 27, CNET Networks announced a 10-percent workforce reduction as it moves to further simplify its organizational structure by aligning around key business categories to enhance service to the users, marketers and industry customers, and as the company targets operating profitability for the second half of 2002.

For the six-month period ended June 30, 2002, net revenues totaled $112.9 million, versus net revenues of $146.2 million for the same period of 2001. The company's operating loss before depreciation and amortization was $31.2 million, compared to $35.5 million in the first six months of 2001. CNET Networks' net loss for the first half of 2002 was $56.9 million, or $0.41 per share, versus a net loss of $534.7 million, or $3.93 per share, for the same period last year. Net loss for the second quarter of 2001 included non-cash charges of $412.3 million related to amortization of goodwill and intangible assets.

The company's Consolidated Statements of Operations and Consolidated Balance Sheets as set forth in Exhibit 99.1 are filed herewith and are hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K and includes the following financial statements and schedule: Consolidated Statements of Operations for June 30, 2002, Consolidated Balance Sheets for June 30, 2002, Consolidated Statements of Cash Flows and Segment schedule.

ITEM 9. REGULATION FD DISCLOSURE.

CNET Networks, Inc.
Guidance to the Investment Community

$ in millions, except EPS       Q1 2002      Q2 2002        Q3 2002 est.       Q4 2002 est.      2H 2002 est.
                                 Actual       Actual        Low  -  High       Low  -  High       Low - High

Net Revenues                     $55.7         $57.2         $56 - $60          $63 - $69        $119 - $129

Cash operating expense (1)       $70.7         $73.3         $61 - $63          $61 - $64        $122 - $127

Operating income (loss) before
  depreciation & amortization   ($15.0)       ($16.1)        ($5)-($3)           $2 - $5           $0 - $1

Depreciation expense             ($6.2)        ($6.8)         ($6.9)             ($7.0)           ($13.9)

Amortization expense            ($12.1)       ($12.1)        ($12.4)            ($12.4)           ($24.8)

Interest expense, net            ($1.4)        ($1.3)         ($1.6)             ($1.7)            ($3.3)

Other income (expense)           ($5.3)        ($0.7)         ($1.0)             ($1.0)            ($2.0)

Earnings (loss) per share (2)    ($0.22)       ($0.19)    ($0.20)-($0.18)   ($0.15)-($0.12)   ($0.32) - ($0.31)

(1)Includes one-time integration expenses of $2.9 million in Q1 2002 and realignment expenses of $7.7 million in Q2 2002.

(2) Assumes an effective tax rate benefit of approximately 30 percent in Q2 2002 and zero percent in Q3 and Q4 2002.

CNET Networks' balance sheet at the end of the second quarter included cash and marketable debt securities, including restricted cash, of approximately $223 million on June 30, 2002. Management estimates net revenues will be in the range of $56 million to $60 million for the third quarter of 2002, and between $63 million and $69 million for the fourth quarter of 2002. Based on these revenue goals, management believes the company's operating loss before depreciation and amortization should be between $5 million and $3 million in the third quarter, and expects operating profitability of between break-even and income of $1 million in the fourth quarter of 2002. Revenue estimates are based on the assumption that overall technology advertising spending will not worsen from current levels and that the company will continue to gain market share from other media.

The company expects this financial outlook will not be updated until the release of CNET Networks' next quarterly financial announcement. The company does, however, reserve the right to update its financial outlook at any time for any reason.

This document includes forward-looking guidance that is subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include the statements regarding the company's expected financial results in the second half of the year, as well as other statements throughout the release that are identified by the words "expect," "estimate," "target," "believe," "anticipate," "intend" and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward- looking statements, whether as a result of new information, future developments or otherwise. Reported results should not be considered as an indication of future performance. The risks and uncertainties include: a continued or worsening slowdown in advertising spending on the Internet in general, especially in the technology sector, or on CNET Networks' properties in particular, which could be prompted by continuing weakness in corporate or consumer spending, the failure of existing advertisers to meet their advertising commitments, or other factors; the need for further cost- reductions, which could increase severance costs and negatively impact operating income; the risk that cost-reduction initiatives will not be achieved due to implementation difficulties or contractual spending commitments that can't be reduced; the risk that cost-reduction efforts will result in a loss of revenues due to a decrease in resources dedicated to generating revenues; the acquisition of businesses or the launch of new lines of business, which could decrease our cash position, increase operating expense and dilute operating margins; the inability to attract new customers for the company's channel services products; disruption of our service due to the failure of key infrastructure providers or in connection with the transfer of our systems to new providers; and the failure of the company's users to adopt new paid service offerings. For risks about CNET Networks' business, see its Annual Form 10-K for the year ended December 31, 2001; its Quarterly Report on 10-Q for the period ended March 31, 2002 and subsequent Forms 8- K, including disclosures under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are filed with the Securities and Exchange Commission and are available on the SEC's website at www.sec.gov.

Exhibit Number	Title
99.1

CNET Networks, Inc. Consolidated Statements of Operations for the three months and six months ended June 30, 2002 and 2001, Consolidated Balance Sheets at June 30, 2002 and December 31, 2001, Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and 2001 and Segments for the three and six months ended June 30, 2002 and 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2002

CNET NETWORKS, INC.

By:	/s/ DOUGLAS WOODRUM

Name: Douglas Woodrum
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Title
99.1

CNET Networks, Inc. Consolidated Statements of Operations for the three months and six months ended June 30, 2002 and 2001, Consolidated Balance Sheets at June 30, 2002 and December 31, 2001, Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and 2001 and Segments for the three and six months ended June 30, 2002 and 2001.